Exhibit 4.2(c)
SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 30, 2019, among CyrusOne Foreign Holdings LLC, CyrusOne LLC, CyrusOne TRS Inc., Cervalis Holdings LLC, Cervalis LLC, CyrusOne-NC LLC, CyrusOne-NJ LLC, C1-Allen LLC, C1-ATL LLC, C1-Mesa LLC, C1-Sterling VIII LLC, Warhol TRS LLC, Warhol Partnership LLC, Warhol REIT LLC and C1-Santa Clara LLC (collectively, the “Guaranteeing Subsidiaries”), each a subsidiary of CyrusOne LP (or its permitted successor), a Maryland limited partnership (the “Company”), the Company, the Co-Issuer, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of March 17, 2017, as amended by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of October 2, 2018 (the First Supplemental Indenture, together with the Original Indenture, the “Indenture”) providing for the issuance of 5.375% Senior Notes due 2027 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Note Guarantees of the Guaranteeing Subsidiaries shall be automatically released if the Notes are rated Investment Grade by at least two Rating Agencies;
WHEREAS, the Guaranteeing Subsidiaries ceased to be Guarantors or obligors with respect to any other Indebtedness of Holdings or the Company; and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    RELEASE OF THE GUARANTEEING SUBSIDIARIES. The Guaranteeing Subsidiaries have been released from their obligations under the Note Guarantees pursuant to Article 10 of the Indenture.
3.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or the Guarantors under the Notes, this Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE

EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

C-1 ALLEN LLC
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
Title: Authorized Signatory
C-1 ATL LLC
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
Title: Authorized Signatory
C-1 MESA LLC
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
Title: Authorized Signatory
C-1 STERLING VIII LLC
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
Title: Authorized Signatory
WARHOL TRS LLC
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
Title: Authorized Signatory
WARHOL PARTNERSHP LLC
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
Title: Authorized Signatory
WARHOL REIT LLC
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
Title: Authorized Signatory
C1-SANTA CLARA LLC

[Signature Pages to Supplemental Indenture (Guaranteeing Subsidiaries)]

By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
Title: Authorized Signatory

CYRUSONE TRS INC.
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
    Title: Executive Vice President
and Chief Financial Officer

CYRUSONE FOREIGN HOLDINGS LLC
By: CyrusOne LLC, as sole member
By: CyrusOne LP, its sole member
By: CyrusOne GP, its general partner
By: CyrusOne Inc., its trustee
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
    Title: Executive Vice President
and Chief Financial Officer

CYRUSONE LLC
By: CyrusOne LP, its sole member
By: CyrusOne GP, its general partner
By: CyrusOne Inc., its trustee
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
    Title: Executive Vice President
and Chief Financial Officer
CERVALIS HOLDINGS LLC
By: CyrusOne LP, as sole member
By: CyrusOne GP, its general partner
By: CyrusOne Inc., its trustee
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
    Title: Executive Vice President
and Chief Financial Officer

[Signature Pages to Supplemental Indenture (Guaranteeing Subsidiaries)]

CERVALIS LLC
By: Cervalis Holdings LLC, as sole member
By: CyrusOne LP, its sole member
By: CyrusOne GP, its general partner
By: CyrusOne Inc., its trustee
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
    Title: Executive Vice President
and Chief Financial Officer

CYRUSONE-NC LLC
By: CyrusOne LP, as sole member
By: CyrusOne GP, its general partner
By: CyrusOne Inc., its trustee
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
    Title: Executive Vice President
and Chief Financial Officer

CYRUSONE-NJ LLC
By: CyrusOne LP, as sole member
By: CyrusOne GP, its general partner
By: CyrusOne Inc., its trustee
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
    Title: Executive Vice President
and Chief Financial Officer

[Signature Pages to Supplemental Indenture (Guaranteeing Subsidiaries)]

CYRUSONE LP
By: CyrusOne GP, as the sole general partner
By: CyrusOne Inc., as the sole trustee

By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
    Title: Executive Vice President
and Chief Financial Officer

CYRUSONE FINANCE CORP.
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
    Title: Executive Vice President
and Chief Financial Officer

[Signature Pages to Supplemental Indenture (Issuers)]

CYRUSONE INC.
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
    Title: Executive Vice President
and Chief Financial Officer
CYRUSONE GP
By: CyrusOne Inc., as the sole trustee
By: /s/ Diane M. Morefield
    Name: Diane M. Morefield
    Title: Executive Vice President
and Chief Financial Officer

[Signature Pages to Supplemental Indenture (Continuing Guarantors)]

WELLS FARGO BANK, N.A.,
as Trustee
By: /s/ Raymond Delli Colli
    Name: Raymond Delli Colli
Title: Vice President

[Signature Page to Supplemental Indenture (Trustee)]